UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 1, 2011

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Ironwood Drive, Minden Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775 329 2180

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On September 1, 2011, Spare Backup and Lifestyle Services Group Limited (“LSG”), the largest provider of mobile phone insurance in the U.K., executed a “Client Addendum”, where a client of LSG wishes to make available or sell (as appropriate) to its customers,  the mobile backup and security suite of products provided by Spare Backup (“Mobile Product”).  The Client Addendum is pursuant to and subject to the terms of the master services agreement referenced in Spare Backup’s December 14, 2010 form 8k filing with the Securities and Exchange Commission, for Spare Backup to provide a co-branded cloud-based digital platform service to be incorporated in LSG’s mobile warrantee programs.

Under the terms of the executed Client Addendum, LSG will make the Mobile Product available to a mobile phone insurance intermediary owed by a major mobile phone retailer in the UK, (“MII”).  MII will begin a launch of the Mobile Product to eligible MII customers, bundled in MII’s mobile warrantee offerings beginning on September 26, 2011 or such other date as may be specified by LSG (the “MII Launch Date”).  The MII Launch Date is subject to the successful completion of product testing scheduled to take place beginning on September 11, 2011. LSG will compensate Spare Backup on an undisclosed monthly basis for each MII customer who registers or purchases a bundled warrantee services program.  The term of this Client Addendum shall remain in effect unless or until either party serves not less than  (a) 6 months written notice upon the other party to terminate during the first year; and (b) 3 months written notice upon the other party to terminate after the first year.

Lifestyle Services Group Limited (LSG) is the best in class provider of leading lifestyle solutions and insurance products. LSG specializes in supporting its client brands, attracting customers, improving the customer journey and reducing customer attrition rates. LSG’s portfolio includes Mobile Phone Insurance, Card Protection and Tech Protect®, all of which can be delivered using their innovative HubbT approach. The HubbT allows clients to seamlessly integrate a complete suite of products and services all accessed via one number.

Since its formation, LSG has developed over 160 individual partners branded insurance schemes available to over 9.5 million customers. LSG is the UK's largest provider of mobile phone insurance, leading the market with a complete resolution service and the widest range of settlement solutions. LSG delivers configured packages that offer cover against most of the unfortunate experiences that occur to phones. From the event of loss, theft or damage, LSG administers a service aimed at the best satisfaction of a customer's needs when it matters the most.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: September 1, 2011	By:	/s/ Cery Perle Cery Perle, Chief Executive Officer and President